Exhibit 99.2

5711 S 86th CIR • PO BOX 27347 • Omaha NE 68127-0347
Executive Office: (402) 596-8900 • Fax (402) 592-4006
Internet: www.infoUSA.com

FOR IMMEDIATE RELEASE
December 26, 2007

CONTACT:
STORMY DEAN — CHIEF FINANCIAL OFFICER
Phone: (402) 593-4500 · Fax: (402) 537-6104
E-Mail: ir@infousa.com
Board of Directors Forms Special Committee for Internal Investigation and
Derivative Litigation; Three New Members Join Board
(OMAHA, NE)— The Board of Directors of infoUSA® (NASDAQ: IUSA), the leading provider of proprietary business and consumer databases, sales leads, direct marketing, and email marketing solutions, today announced the formation of a Special Committee for Internal Investigation and Derivative Litigation (“Special Committee”) and the appointment of three new directors. The Board has appointed five of its members to serve on the Committee, including three directors who joined the Board effective December 24, 2007. The Special Committee has been established in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.), and in response to a previously-disclosed informal investigation into the Company by the U.S. Securities and Exchange Commission (“SEC”) and the related SEC request for the voluntary production of documents concerning related party transactions, expense reimbursement, other corporate expenditures, and certain trading in the Company’s securities.
The following members of the Board have been appointed to the Special Committee:
Robin Chandra joined the Board effective December 24, 2007, in conjunction with the establishment of the Special Committee, filling a vacancy created by the death of director Anshoo Gupta. Mr. Chandra is Managing Partner at Bessemer Venture Partners, a global investment group with offices in Silicon Valley, Boston, New York, Israel, Mumbai and Shanghai. Since entering the venture capital industry in 1996, Mr. Chandra has been involved in 19 early-stage investments that have gone public or have been acquired by public companies. Prior to joining Bessemer, Mr. Chandra has served at Commonwealth Capital Ventures, McKinsey & Company, Accenture, IBM, and Lucky Stores, one of the largest grocery chains in California. Mr. Chandra holds an MBA from the Harvard Graduate School of Business and a BA from the University of California at Berkeley.
Bill Fairfield has served as a director of the Company since November 2005, and is chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. He is currently the Chairman of DreamField Capital Ventures, LLC, a company focused on economic development of the Mid-Plains region through management services and venture capital assistance. Mr. Fairfield serves on the Board of Directors of The Buckle, Inc., a retailer of casual apparel, footwear and accessories for young men and women based in Kearney, Nebraska. From 2002 to 2004, Mr. Fairfield was the Executive Vice President of Sitel Corporation, a global provider of outsourced customer support services based in Omaha, Nebraska, and from 1991 to 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., an Omaha-based technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp. Mr. Fairfield holds a BS in Industrial Engineering from Bradley University and an MBA from the Harvard Graduate School of Business.
George Krauss joined the Board effective December 24, 2007, in conjunction with the establishment of the Special Committee, filling a newly-created directorship. Mr. Krauss is a consultant to, and has served on the Board of Directors of, The Burlington Capital Group LLC, which is the general partner of America First Tax Exempt Investors, L.P. He has also served on the Board of Directors of Gateway, Inc., MFA Mortgage Investments, Inc.,

and West Corporation, as well as America First Apartment Investors, Inc. From 1972 to 1997, Mr. Krauss was an attorney with the law firm of Kutak Rock LLP in Omaha, Nebraska, and served as the firm’s presiding partner from 1983 to 1993. Mr. Krauss holds BS, MBA and JD degrees from the University of Nebraska.
Bernard Reznicek has served as a director of the Company since March 2006, and is chairman of the Compensation Committee and a member of the Audit Committee. Mr. Reznicek is currently President and Chief Executive Officer of Premier Enterprises Inc., a consulting, investment, and real estate development company. Mr. Reznicek was National Director-Special Markets, of Central States Indemnity Company, a specialty insurance company that is a member of the Berkshire Hathaway Insurance Group, from January 1997 until January 2003. Mr. Reznicek served as Dean of the College of Business of Creighton University in Omaha, Nebraska from July 1994 until January 1997 and served as Chairman and Chief Executive Officer of Boston Edison, a utility company, from September 1987 to July 1994. Mr. Reznicek serves as the Chairman of the Board of Directors of CSG Systems International, Inc. and is a director of Pulte Homes, Inc. Mr. Reznicek holds a BS in Business Administration from Creighton University and an MBA from the University of Nebraska.
Thomas Weatherford joined the Board effective December 24, 2007 in conjunction with the establishment of the Special Committee, filling a newly-created directorship. Mr. Weatherford retired in January 2003 as Executive Vice President and Chief Financial Officer of Business Objects S.A. With over 37 years in the global technology industry, Mr. Weatherford has held senior financial positions at NETCOM On-Line Communication Services, Logitech, Texas Instruments, Schlumberger, and Tandem Computers in the US, Europe, and Japan. He currently serves on the boards of Saba Software, Inc., Synplicity Inc., Tesco Corporation, Advanced Analogic Technologies, SMART Modular Technologies, Mellanox Technologies, and several private companies. In 2003, Mr. Weatherford was instrumental in leading Peregrine Software to emerge from Chapter 11. He has also served as a panelist for The National Association of Corporate Directors, The National Investor Relations Institute, Pillsbury Winthrop/Ernst & Young, and the KPMG Audit Committee Institute. In July 2007, Mr. Weatherford was named by SEC Chairman Christopher Cox to the newly created Federal Advisory Committee on Improvements to Financial Reporting.
For more information, contact Stormy Dean at 402-593-4500.
About infoUSA
infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer databases for sales leads & mailing lists, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own 12 proprietary databases under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites. Nearly 4 million customers use infoUSA’s products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and can be contacted at (402) 593-4500. To know more about Sales Leads, click www.infousa.com.
Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the company’s filings with the Securities and Exchange Commission.